Exhibit 99.7

BOARD OF DIRECTORS
RESTRICTED STOCK UNITS
DEFERRAL ELECTION AGREEMENT

     Please complete this Agreement and return a signed copy to Larry Boyd, SVP, Secretary and General Counsel, no later than December 31, 2004.

Name:	SS #:

☐	I hereby irrevocably elect to defer receipt of the Shares related to my restricted stock units that are scheduled to vest on February 1, 2006. This deferral shall be in accordance with the terms and provisions outlined in this Agreement in the manner and amount set forth below. (If you check this box, please complete all sections of this Agreement, sign, date, and return the Agreement as indicated above).

Amount of the Voluntary Deferral

I hereby elect to defer settlement of           % of my restricted stock units that are scheduled to vest on February 1, 2006.

Settlement Date

In making this election, the following rules apply:

•	You must select a Settlement Date as of which you will receive the Shares associated with the restricted stock units that you elected to defer above.

•	You may elect up to three Settlement Dates as you wish related to the restricted stock units that are scheduled to vest on February 1, 2006.

I hereby irrevocably elect to defer receipt of the Shares associated with the above-referenced restricted stock units until the following date(s) and in the following increment(s).

A. -

	%	Month	Day	Year
B. -

	%	Month	Day	Year
C. -

	%	Month	Day	Year

If no Settlement Date is specified, then the transfer will occur upon your retirement from the Board.

All deferrals to a particular Settlement Date will be paid out in Shares. All of the Shares you are entitled to receive on the Settlement Date specified in this Deferral Election Agreement will be transferred to you on such Settlement Date.

By executing this Deferral Election Agreement, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Ingram Micro Inc. Restricted Stock Units Deferral Election Agreement.

Director

Date:

Ingram Micro Inc.

By:

Date: